                                                                    EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT




                           dated as of August 8, 1997



                                 by and between



                         McGUIRE-NICHOLAS COMPANY, LLC,

                      a Delaware limited liability company



                                       and



                         McGUIRE-NICHOLAS COMPANY, INC.,

                            a California corporation,



                                       and



                              ACORN PRODUCTS, INC.,

                             a Delaware corporation



                          with respect to the assets of



                         MCGUIRE-NICHOLAS COMPANY, INC.

                                TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                           Page
                                                                            No.
                                                                           ----

ARTICLE I  SALE OF ASSETS AND CLOSING........................................1

  1.1. ASSETS................................................................1

  1.2 LIABILITIES............................................................2

  1.3 PURCHASE PRICE; ALLOCATION; ADJUSTMENT.................................4

  1.4 CLOSING................................................................7

  1.5 FURTHER ASSURANCES; POST-CLOSING COOPERATION...........................7

  1.6 THIRD-PARTY CONSENTS...................................................8

  1.7 INSURANCE PROCEEDS.....................................................8

  1.8 PRORATIONS.............................................................8


ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER.........................9

  2.1 ORGANIZATION...........................................................9

  2.2 AUTHORITY..............................................................9

  2.3 NO CONFLICTS...........................................................9

  2.4 GOVERNMENTAL APPROVALS AND FILINGS....................................10

  2.5 FINANCIAL STATEMENTS..................................................10

  2.6 ABSENCE OF CHANGES....................................................10

  2.7 LIABILITIES...........................................................12

  2.8 TAXES.................................................................12

  2.9 LEGAL PROCEEDINGS.....................................................12

  2.10 COMPLIANCE WITH LAWS AND ORDERS......................................13

  2.11 BENEFIT PLANS........................................................13

  2.12 TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS........................15

  2.13 INTELLECTUAL PROPERTY RIGHTS.........................................16

  2.14 CONTRACTS............................................................16

  2.15 LICENSES.............................................................18

  2.16 INSURANCE............................................................18

  2.17 EMPLOYEES; LABOR RELATIONS...........................................18

  2.18 ENVIRONMENTAL MATTERS................................................18

  2.19 SUBSTANTIAL CUSTOMERS AND SUPPLIERS..................................20

  2.20 ACCOUNTS RECEIVABLE..................................................20

  2.21 INVENTORY............................................................20

  2.22 REAL PROPERTY........................................................20

  2.23 AFFILIATE TRANSACTIONS...............................................22

  2.24 VEHICLES.............................................................22

  2.25 BROKERS..............................................................22

  2.26 BOOKS AND RECORDS....................................................22

  2.27 NO GUARANTEES........................................................22

  2.28 ENTIRE BUSINESS......................................................22

  2.29 SUBSIDIARIES.........................................................23

  2.30 DISCLOSURE...........................................................23


ARTICLE IIA  REPRESENTATIONS AND WARRANTIES OF ACORN........................23

  2A.1 ORGANIZATION.........................................................24

  2A.2 AUTHORITY............................................................24

  2A.3 NO CONFLICTS.........................................................24

  2A.4 LEGAL PROCEEDINGS....................................................24

  2A.5 GOVERNMENTAL APPROVALS AND FILINGS...................................24

  2A.6 BROKERS..............................................................24

  2A.7 DISCLOSURE...........................................................24


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER....................24

  3.1 ORGANIZATION..........................................................25

  3.2 AUTHORITY.............................................................25

  3.3 NO CONFLICTS..........................................................25

  3.4 LEGAL PROCEEDINGS.....................................................25

  3.5 GOVERNMENTAL APPROVALS AND FILINGS....................................25

  3.6 BROKERS...............................................................25


ARTICLE IV  COVENANTS OF SELLER AND ACORN...................................25

  4.1 REGULATORY AND OTHER APPROVALS........................................26

  4.2 INVESTIGATION BY PURCHASER............................................26

  4.3 NO SOLICITATIONS......................................................26

  4.4 CONDUCT OF BUSINESS...................................................26

  4.5 CERTAIN RESTRICTIONS..................................................27

  4.6 DELIVERY OF BOOKS AND RECORDS, ETC.; REMOVAL OF PROPERTY..............27

  4.7 NONCOMPETITION........................................................28

  4.8 EMPLOYEE MATTERS......................................................29

  4.9 FULFILLMENT OF CONDITIONS.............................................29

  4.10 EMPLOYEES: EMPLOYEE BENEFITS.........................................29

  4.11 ARTWORK..............................................................30


ARTICLE V  CONDITIONS TO OBLIGATIONS OF PURCHASER...........................30

  5.1 REPRESENTATIONS AND WARRANTIES........................................31

  5.2 PERFORMANCE...........................................................31

  5.3 OFFICERS' CERTIFICATES................................................31

  5.4 ORDERS AND LAWS.......................................................31

  5.5 REGULATORY CONSENTS AND APPROVALS.....................................31

  5.6 THIRD PARTY CONSENTS..................................................31

  5.7 REAL PROPERTY LEASES..................................................32

  5.8 DELIVERIES............................................................32

  5.9 PROCEEDINGS...........................................................32

  5.10 REVIEW LETTER........................................................32

  5.11 CONSULTING AND SUPPORT SERVICES AGREEMENT............................32

  5.12 INSURANCE............................................................32

  5.13 CONGRESS LOAN FACILITY...............................................32

  5.14 EMPLOYEE SCHEDULES...................................................32

  5.15 NITEC STOCK..........................................................32


ARTICLE VI  CONDITIONS TO OBLIGATIONS OF SELLER.............................32

  6.1 REPRESENTATIONS AND WARRANTIES........................................33

  6.2 PERFORMANCE...........................................................33

  6.3 OFFICERS' CERTIFICATES................................................33

  6.4 DELIVERIES............................................................33

  6.5 ORDERS AND LAWS.......................................................33

  6.6 REGULATORY CONSENTS AND APPROVALS.....................................33

  6.7 CONSULTING AND SUPPORT SERVICES AGREEMENT.............................33


ARTICLE VII  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
             AND AGREEMENTS.................................................33

  7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....33


ARTICLE VIII  INDEMNIFICATION...............................................33

  8.1 TAX INDEMNIFICATION...................................................33

  8.2 OTHER INDEMNIFICATION.................................................34

  8.3 LIABILITY THRESHOLD...................................................35

ARTICLE IX  DEFINITIONS.....................................................35

  9.1 DEFINITIONS...........................................................35


ARTICLE X  MISCELLANEOUS....................................................41

  10.1 NOTICES..............................................................41

  10.2 BULK SALES ACT.......................................................43

  10.3 ENTIRE AGREEMENT.....................................................43

  10.4 EXPENSES.............................................................43

  10.5 CONFIDENTIALITY......................................................43

  10.6 WAIVER...............................................................43

  10.7 AMENDMENT............................................................43

  10.8 NO THIRD PARTY BENEFICIARY...........................................44

  10.9 NO ASSIGNMENT; BINDING EFFECT........................................44

  10.10 HEADINGS............................................................44

  10.11 INVALID PROVISIONS..................................................44

  10.12 GOVERNING LAW.......................................................44

  10.13 COUNTERPARTS........................................................44

  10.14 TERMINATION.........................................................44

                                    EXHIBITS


            Exhibit A   General Assignment and Bill of Sale

            Exhibit B   Intellectual Property Assignment

            Exhibit C   Assumption Agreement

            Exhibit D-1 Officer's Certificate of Seller

            Exhibit D-2 Officer's Certificate of Acorn

            Exhibit E-1 Secretary's Certificate of Seller

            Exhibit E-2 Secretary's Certificate of Acorn

            Exhibit F   Officer's Certificate of Purchaser

            Exhibit G   Secretary's Certificate of Purchaser

            Exhibit H   Form of Closing Balance Sheet

            Exhibit I   Consulting and Support Services Agreement

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT ("Agreement") dated as of August 8, 1997 is made and entered into by and among McGuire-Nicholas Company, LLC, a Delaware limited liability company ("Purchaser"), and McGuire-Nicholas Company, Inc., a California corporation (the "Seller"), and Acorn Products, Inc., a Delaware corporation ("Acorn"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 9.1.

      WHEREAS, Acorn owns all of the outstanding capital stock of Seller; and

      WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller all of the assets used in connection with the design, manufacture, distribution, marketing and sale of construction aprons, nail and tool bags, tool pouches, tool holders, work and support belts, knee pads and similar equipment by the Seller and its Subsidiaries (the "Business").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF ASSETS AND CLOSING

      1.1.  Assets.

      (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, free and clear of all Liens (other than Bank Liens), all of Seller's right, title and interest in, to and under all of the Assets and Properties of Seller used or held for use in the Business, including without limitation (collectively, the "Acquired Assets"):

            (i) any and all raw materials, Inventory, equipment, tools, furniture and other tangible personal property, and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller in connection with such property to the extent transferable;

            (ii) trade accounts receivable and other evidence of indebtedness or rights to receive payment;

            (iii) the real property described in Section 1.01(a) of the Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

            (iv) intangible personal property; Vehicles; tangible property leases;

            (v) Real Property Leases;

            (vi) Business Contracts of Seller and the employment agreements of
      W. Paul Donovan and Robert G. Adams listed on Section 2.14(a)(i) of the Disclosure Schedule;

            (vii) prepaid expenses of the Business;

            (viii) all franchises, permits and licenses of the Business (to the extent transferable);

            (ix) cash, commercial paper, treasury bills, bank deposits and other cash equivalents of Seller, if any, and all bank accounts of Seller, including the bank account receiving payments of receivables;

            (x) Books and Records of Seller;

            (xi) Intellectual Property used in the conduct of the Business, and all management information systems and software, to the extent that such relate to the ownership of the Assets or the operations of the Business, and customer lists, vendor lists, catalogs, research material, technical information, trade secrets, technology, know-how, specifications, designs, drawings, processes and quality control;

            (xii) all equity and partnership interests in any Subsidiary; and

            (xiii) all other Assets and Properties used or held for use in the Business, except as otherwise provided in Section 1.1(b), all as the same shall exist on the Closing Date.

      (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of the Seller (the "Excluded Assets") shall be excluded from and shall not constitute Acquired Assets:

            (i) the real or personal property described in Section 1.1(b)(i) of the Disclosure Schedule, except as described in Section 4.11 of this Agreement;

            (ii) the minute books, stock transfer books and corporate seal of Seller and any other Books and Records relating solely to the Excluded Assets or the Retained Liabilities (the "Excluded Books and Records");

            (iii) the rights of Seller in, to and under all Contracts of any nature, the obligations of Seller under which expressly are not assumed by Purchaser pursuant to Section 1.2(a);

            (iv) any equity or partnership interest in Seller or Acorn;

            (v) any of the Assets that are consumed, sold or disposed of in the ordinary course of business and consistent with past practice prior to the Closing Date up to an aggregate of $10,000, except that Inventory sold in the ordinary course of business shall not be subject to such $10,000 limitation;

            (vi) any refunds or credits with respect to any Taxes paid or incurred by Seller (plus any interest received from the relevant taxing authority) and any prepaid taxes of Seller (other than refunds, credits or prepayments included on the Adjusted Closing Statement); and

            (vii) Seller's rights under this Agreement and the Operative Agreements.

      1.2   Liabilities.

      (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Acquired Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, including but not limited to Section 1.2(b), at the Closing,

Purchaser will assume and agree to pay, perform and discharge when due the following obligations of Seller, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

            (i) Real Property Lease Obligations. All obligations of Seller under the Real Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

            (ii) Balance Sheet Expenses. Each of the obligations of Seller to the extent, and only to the extent, reflected on or reserved against in the unaudited July 4, 1997 balance sheet of Seller (the "Unaudited Balance Sheet");

            (iii) Post Balance Sheet Accrued Expenses. All obligations of Seller to the extent, and only to the extent, that such obligations (i) arise in the ordinary course of business and are consistent with past practice,
      (ii) arise after July 4, 1997, (iii) are outstanding on the Closing Date, and (iv) are reflected on or reserved against in the Adjusted Closing Statement, including, without limitation, any outstanding accounts payable, salaries and wages, commissions, payroll, Taxes, interest or property taxes;

            (iv) Personal Property Lease Obligations. All obligations of Seller under any personal property leases of the Business which constitute Acquired Assets to be performed on or after the Closing Date;

            (v) Obligations under Contracts and Licenses. All obligations of Seller under the Contracts and Licenses of the Business which constitute Acquired Assets to be performed on or after the Closing Date, including without limitation (A) commitments for advertising and all unfulfilled purchase orders and sales commitments and (B) all liabilities and obligations of Seller for trade promotion programs (including without limitation trade allowance programs), business promotions and other marketing programs applicable to the business;

            (vi) Loan Facility. All liabilities and obligations under the Congress Loan Facility; and

            (vii) Assumed Benefit Obligations. All liabilities and obligations relating to the Assumed Benefit Obligations.

      (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller or Acorn or any Subsidiary of any kind, character or description whatsoever (collectively, the "Retained Liabilities"), including without limitation:

            (i) liabilities of Seller or Acorn or any Subsidiary for any Taxes (other than Taxes reflected on the Closing Balance Sheet) arising from the operations of the Business prior to the Closing Date;

            (ii) liabilities arising out of or related to the Excluded Assets;

            (iii) all intercompany liabilities;

            (iv) liabilities of Seller or Acorn for any interest bearing Indebtedness other than the Indebtedness set forth in Section 1.2(b)(iv) of the Disclosure Schedule;

            (v) all liabilities and obligations for returns of products sold prior to the Closing Date which resulted from a commitment of Seller or any Subsidiary made prior to the Closing with regard to guaranteed sales, consignment agreements or similar arrangements;

            (vi) all liabilities arising from the presence, disposal, escape, seepage, leakage, discharge, emission, Release or threatened Release of any substances or materials relating to the Business and existing as of the Closing Date;

            (vii) all liabilities or obligations of Seller or Acorn or any Subsidiary in respect of workers compensation claims, whether or not filed prior to the Closing, or employee compensation, severance, retention, relations, benefits or Plans, whether pursuant to Contract, Law or otherwise, except for Assumed Benefit Obligations;

            (viii) all liabilities and obligations for any Taxes and related expenses described as obligations of Seller and Acorn in Section 8.1 hereof;

            (ix) all Losses relating to all actions, suits, proceedings, disputes, claims or investigations (including any product liability actions), arising out of or related to the Business or the Assets and relating to actions taken prior to the Closing, including without limitation any Losses arising out of the matters referred to in Section 2.9(a) of the Disclosure Schedule, other than Losses to the extent, and only to the extent, reflected on the Adjusted Closing Statement;

            (x) liabilities covered by the insurance policies of Seller or Acorn to the extent of such coverage;

            (xi) all debts, liabilities and obligations that do not arise out of or relate to the operations of the Business or the Acquired Assets; and

            (xii) any liabilities of Seller or Acorn whether related or unrelated to the Business that are not reflected on or reserved against on the Unaudited Balance Sheet and the Adjusted Closing Statement including, but not limited to, liabilities set forth in Section 1.2(b)(xii) of the Disclosure Schedule.

      Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, if any, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates.

      1.3   Purchase Price; Allocation; Adjustment.

      (a) Purchase Price. In consideration for the Acquired Assets and the covenant of Seller and Acorn contained in Section 4.7, and subject to the terms and conditions of this Agreement, Purchaser shall on the Closing Date (i) assume the Assumed Liabilities and (ii) transfer to Seller in immediately available United States funds an amount (the "Closing Payment") in cash equal to $4,700,000 minus the principal amount and accrued interest of any and all amounts outstanding under, and any and all fees, expenses, prepayment penalties (accrued up to the Closing Date or as a result of the consummation of the transactions contemplated hereby) and other amounts with respect to, Indebtedness (A) of Seller or Acorn assumed by Purchaser on the Closing Date and
(B) of any Subsidiary, including without limitation the Congress Loan Facility, in an aggregate amount estimated and mutually agreed to by Purchaser and Seller immediately prior to the Closing (the "Estimated Closing Indebtedness"). The value tendered by

Purchaser pursuant to this Section 1.3(a), as adjusted pursuant to the provisions of Section 1.3(c) below, shall be hereinafter referred to as the "Purchase Price."

      (b) Allocation of Purchase Price. The allocation of the consideration paid by Purchaser for the Acquired Assets shall be allocated by the Purchaser on terms reasonably acceptable to Seller, consistent with applicable Tax requirements. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or other Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

      (c) Post-Closing Adjustment of Purchase Price.

      (i) Within 60 days following the Closing, Seller shall, at its expense, cause to be prepared and delivered to Purchaser a statement of Acquired Assets and Assumed Liabilities as of the Closing Date (the "Closing Balance Sheet"), which shall have been audited by Ernst & Young LLP and from which a statement shall be derived (the "Closing Statement") which shall set forth the Actual Closing Indebtedness and the Net Working Capital of the Business as of the Closing Date and, except as set forth in Section 1.3(c)(i) of the Disclosure Schedule, shall be prepared (A) in accordance with GAAP, (B) in a manner consistent with the preparation of the Unaudited Balance Sheet and (C) in the form of Exhibit I hereto. Notwithstanding the foregoing, the Closing Statement shall be prepared on the basis of the status of the Business as of the date the Closing Statement is delivered to Purchaser.

      (ii) Purchaser and Purchaser's accountants shall, within 30 days after the delivery by Seller of the Closing Statement, complete their review of the Actual Closing Indebtedness and the Net Working Capital as derived from the Closing Statement. In the event that Purchaser determines that Actual Closing Indebtedness or Net Working Capital as derived from the Closing Statement has not been determined in accordance with paragraph (i) above, Purchaser shall inform Seller in writing (the "Purchaser's Objection"), setting forth a specific description of the basis of Purchaser's Objection and the adjustments to Actual Closing Indebtedness or Net Working Capital, as applicable, which Purchaser believes should be made, on or before the last day of such 30-day period. Seller shall then have 30 days to review and respond to Purchaser's Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 20 days following the completion of Seller's review of Purchaser's Objection, they shall refer their remaining differences to an internationally recognized firm of independent public accountants as to which Seller and Purchaser mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth in paragraph (i) above, and only with respect to the remaining accounting-related differences so submitted, whether and to what extent, if any, Actual Closing Indebtedness or Net Working Capital, as applicable, as derived from the Closing Statement requires adjustment. Seller and Purchaser shall direct the CPA Firm to use its best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon the parties hereto. The fees and disbursements of the CPA Firm shall be the responsibility of Purchaser if Actual Closing Indebtedness or Net Working Capital, as applicable, as reflected on the Adjusted Closing Statement (as hereinafter defined) is within $50,000 of Actual Closing Indebtedness or Net Working Capital, as applicable, as reflected on the Closing Statement; otherwise, such fees and disbursements shall be the responsibility of Seller and Acorn. Purchaser, Seller and Acorn shall make readily available to the CPA Firm all relevant nonproprietary books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Statement and all other items reasonably requested by the

CPA Firm. The "Adjusted Closing Statement" shall be (A) the Closing Statement in the event that (x) no Purchaser's Objection is delivered to Seller during the 30-day period specified above, or (y) Seller and Purchaser so agree, (B) the Closing Statement, adjusted in accordance with the Purchaser's Objection in the event that Seller does not respond to Purchaser's Objection within the 30-day period following receipt by Seller of Purchaser's Objection, or (C) the Closing Statement, as adjusted by either (x) the agreement of Seller and Purchaser or
(y) the CPA Firm.

      (iii) Purchaser shall provide Seller and Acorn and their accountants full access to the accounting records, any other information, including nonproprietary work papers of their accountants, and to any employee to the extent reasonably necessary for Seller to prepare the Closing Statement. Seller shall provide Purchaser and its accountants full access to the accounting records, any other information, including work papers of their accountants, and to any employees to the extent reasonably necessary for Purchaser to review the Closing Statement. Purchaser and its accountants shall have the opportunity to observe the physical count of the Inventory (which may begin prior to the Closing Date) in connection with the preparation of the Closing Statement.

      (iv) In the event the Net Working Capital as derived from the Adjusted Closing Statement is less than $3,827,393, Seller and Acorn shall make an adjustment payment to Purchaser in an amount equal to the difference between (x) $3,827,393 and (y) Net Working Capital as derived from the Adjusted Closing Statement. In the event the Actual Closing Indebtedness as derived from the Adjusted Closing Statement is more than the Estimated Closing Indebtedness, Seller and Acorn shall make an adjustment payment to Purchaser in an amount equal to the difference between (x) the Actual Closing Indebtedness as derived from the Adjusted Closing Statement and (y) the Estimated Closing Indebtedness. Any payment required by this paragraph (iv) shall be made by Seller and Acorn to Purchaser in immediately available funds within 5 business days after the issuance of the Adjusted Closing Statement.

      (v) In the event the Net Working Capital as derived from the Adjusted Closing Statement is greater than $3,827,393, Purchaser shall make an adjustment payment to Seller in an aggregate amount equal to the difference between (x) $3,827,393 and (y) Net Working Capital as derived from the Adjusted Closing Statement. In the event the Actual Closing Indebtedness as derived from the Adjusted Closing Statement is less than the Estimated Closing Indebtedness, Purchaser shall make an adjustment payment to Seller in an amount equal to the difference between (x) the Actual Closing Indebtedness as derived from the Adjusted Closing Statement and (y) the Estimated Closing Indebtedness. Any payment required by this paragraph (v) shall be made by Purchaser to Seller in immediately available funds within 5 business days after the issuance of the Adjusted Closing Statement.

      (vi) Seller and Acorn agree that, except for payments related to Employee Benefit Plans, severance, reasonable transaction costs and other related liabilities of Seller no amount of the Closing Payment shall be dividended, distributed, paid, loaned, encumbered or otherwise transferred prior to the time that payment is made pursuant to paragraph (iv) or paragraph (v) above.

      1.4 Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Closing Payment by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) business days before the Closing Date. Simultaneously,
(a) Seller will assign and transfer to Purchaser good and valid title in and to the Acquired Assets (free and clear of all Liens (other than Bank Liens)) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"), duly executed by Seller, (ii) an assignment of Intellectual Property substantially in the form of Exhibit B hereto, and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Acquired Assets, including, without limitation, such instruments conveying to Purchaser immediate access and control over all bank accounts of Seller (the General Assignment and the other instruments referred to in clauses (ii) and
(iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of an Assumption Agreement substantially in the form of Exhibit C hereto (the "Assumption Agreement" or the "Assumption Instruments"), duly executed by Purchaser. At the Closing, there shall also be delivered to Seller and Purchaser certificates and other contracts, documents and instruments required to be delivered under Articles V and VI.

      1.5 Further Assurances; Post-Closing Cooperation.

      (b) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Acquired Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Acquired Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements.

      (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

      (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this paragraph shall be held confidential by such party in accordance with
Section 10.5.

      (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance paragraphs (b) or
(c) of this Section shall be subject to applicable rules relating to discovery.

      (f) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all the Acquired Assets and Assumed Liabilities and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets and Assumed Liabilities; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Acquired Assets and Assumed Liabilities; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. None of the foregoing shall excuse Seller or Purchaser from its obligations under
Section 8.2(e) hereof. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.

      1.6 Third-Party Consents. Seller and Purchaser shall use their best efforts to obtain the consent of any third party to the assignment of any Contract or License of the Business to Purchaser in all cases where necessary or desirable. If such consent cannot be obtained and, as a result, Purchaser does not effectively acquire the benefit of such Contract or License pursuant to
Section 1.1(a), Purchaser shall have no obligation pursuant to Section 1.2 or otherwise with respect to any such Contract or License.

      1.7 Insurance Proceeds. If any of the Acquired Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be an Acquired Asset, proceeds of which shall be payable to Purchaser at Closing. As and to the extent that there is available insurance under policies maintained by Seller and its Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, Seller shall cause such insurance to be applied toward the payment of such Assumed Liability.

      1.8 Prorations. The following prorations relating to the Acquired Assets and Assumed Liabilities and the ownership and operation of the Business will be made as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing Date and are not reflected on the Closing Balance Sheet and Purchaser liable to the extent such items either (i) are reflected on the Closing Balance Sheet and constitute Assumed Liabilities or
(ii) relate to periods beginning with and subsequent to the Closing Date:

            (a) Real estate taxes on or with respect to the Acquired Assets and Assumed Liabilities.

            (b) Rents, additional rents, taxes and other items payable by Seller under the Real Property Leases.

            (c) The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property and the real property subject to the Real Property Leases.

            (d) All other items (excluding personal property taxes and other Taxes) normally adjusted in connection with similar transactions.

      Except as otherwise agreed by the parties and to the extent possible, the net amount of all such prorations will be settled and paid on the Closing Date; otherwise such prorations will be settled on the date payment is made pursuant to Section 1.3(c)(iv) or (v). If the Closing shall occur before a real estate tax rate is fixed, the apportionment of taxes shall be based upon the tax rate for the preceding year applied to the latest assessed valuation.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as follows:

      2.1 Organization. Seller is a corporation duly organized and validly existing under the Laws of the State of California, and has full corporate power and authority to conduct the business as and to the extent now conducted and to own, use and lease the Acquired Assets. Acorn is the record and beneficial owner all of the issued and outstanding capital stock of the Seller and there are no options, warrants, convertible securities, subscription rights, contracts, calls, puts or other agreements or commitments providing for the acquisition or disposition of any capital stock of the Seller.

      2.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements to be entered into in connection with the transaction contemplated hereby (collectively, the "Operative Agreements"), to perform its obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated under this Agreement and the Operative Agreements, including without limitation to sell and transfer (pursuant to this Agreement) the Acquired Assets. The execution and delivery by Seller of this Agreement and the Operative Agreements, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller and the stockholder of Seller, as applicable, no other corporate action on the part of Seller or its stockholders being necessary. This Agreement and, when executed the Operative Agreements, have been and will be duly and validly executed and delivered by Seller and when executed will constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with each of their terms.

      2.3 No Conflicts. The execution and delivery by Seller of this Agreement and of the Operative Agreements to which it is a party do not, and the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws (or other comparable corporate charter documents) of Seller or any Subsidiary;

            (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any Subsidiary or any of their Assets and Properties; or

            (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any Subsidiary or any of their Assets or Properties under, any Contract or License to which Seller or any Subsidiary is a party or by which any of their Assets and Properties is bound except as disclosed in Section 2.3(c) of the Disclosure Schedule.

      2.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

      2.5 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of (a) the balance sheets of each of the Business and Acorn as of July 29, 1994, July 28, 1995 and August 2, 1996, and the related statement of operations for each of the fiscal years then ended, together with a true and correct copy of the report on such information relating to Acorn and its subsidiaries by Ernst & Young LLP, and all letters and consolidating statements and schedules from such accountants with respect to the results of such reports; and (b) the interim Unaudited Balance Sheet and the unaudited statement of earnings of each of the Business and Acorn as of July 4, 1997 ("Statement of Earnings"). All such financial statements (i) were prepared from the Books and Records of Seller and its Subsidiaries or Acorn and its subsidiaries, as appropriate, in accordance with GAAP, (ii) fairly present, in all material respects, the financial condition and results of operations of the Business or Acorn and its subsidiaries, as appropriate, as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of the interim Unaudited Balance Sheet and Statement of Earnings, to the exclusion of footnotes and to normal, recurring year-end adjustments), and (iii) were compiled from Books and Records regularly maintained by management and used to prepare the financial statements of Seller and its Subsidiaries or Acorn and its subsidiaries, as appropriate, in accordance with the principles stated therein. The Books and Records of the Business fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and such Books and Records provide a fair and accurate basis for the preparation of the financial statements delivered to Purchaser.

      2.6 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since July 4, 1997 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Without limiting the foregoing, except as disclosed in Section 2.6 of the Disclosure Schedule, there has not occurred, between July 4, 1997 and the date hereof, any of the following:

            (i) (x) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $50,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Seller reasonably believed to be the least costly was chosen;

            (ii) (A) incurrences by Seller or any Subsidiary of Indebtedness with respect to the conduct of the Business other than in connection with the Congress Loan Facility, or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller or any Subsidiary under, any Indebtedness of or owing to Seller or any Subsidiary with respect to the conduct of the Business;

            (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller or any Subsidiary used or held for use in the conduct of the Business in an aggregate amount exceeding $10,000;

            (iv) any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

            (v) (A) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $10,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business;

            (vi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.14(a) or (B) any License disclosed in Section 2.15 of the Disclosure Schedule;

            (vii) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $50,000.

            (viii) any transaction with any officer, director or Affiliate of Seller or any Subsidiary;

            (ix) any entering into of a Contract to do or engage in any of the foregoing after the date hereof;

            (x) any payment or declaration of dividends or other equity distribution to any holder of Seller's equity capital or to any holder of any Subsidiaries' equity capital; or

            (xi) any other transaction involving, or development affecting, the Business or the Assets and Properties outside the ordinary course of business consistent with past practice.

      2.7 Liabilities. Except as (i) reflected on or reserved against in the Unaudited Balance Sheet or (ii) arising in the ordinary course of business, consistent with past practice, after July 4, 1997, or (iii) are not material to the Business, there are no Liabilities against, relating to or affecting the Business or any of the Acquired Assets.

      2.8 Taxes. Seller and its Subsidiaries have duly filed (or will file) all Tax Returns required to be filed (taking into account all extensions) prior to the Closing Date and have duly paid (or will pay prior to the Closing Date), or made (or will make prior to the Closing Date) adequate provisions in accordance with GAAP for the payment of, all Taxes, assessments and other charges shown to be due and payable on such Tax Returns or which are otherwise due or claimed to be due from it for the periods covered by such Tax Returns. All Tax Returns were and will be true, complete, correct, in all material respects, and filed on a timely basis. There are no Liens for unpaid or delinquent Taxes upon any Assets and Properties of Seller or any Subsidiary and Seller and its Subsidiaries are not delinquent in the payment of any Taxes, or related assessments or other charges or deposits. Neither Seller nor any Subsidiary has been notified of any pending examination of federal, state or local governmental authorities with respect to its Tax Returns. Seller and each Subsidiary has complied (and until the Closing Date will comply) with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Government and Regulatory Authorities all required amounts to be paid as of the Closing Date. To the Knowledge of Seller, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller or any Subsidiary.

      2.9 Legal Proceedings. Except as disclosed in Section 2.9 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or any Subsidiary with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller or any Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business or (y) Losses by Seller or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000;

            (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

            (c) there are no Orders outstanding against Seller or any Subsidiary with respect to the Business.

      Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel to auditors' requests for information delivered in connection with Seller's most recently prepared audited financial statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Business.

      2.10 Compliance With Laws and Orders. Except as disclosed in Section 2.10 of the Disclosure Schedule, neither Seller nor any Subsidiary is, nor has any of them at any time within the last five (5) years been, nor have any of them received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Acquired Assets and Assumed Liabilities.

      2.11 Benefit Plans.

      (a) Section 2.11(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Seller has not and no Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.11(a) of the Disclosure Schedule, no loan is outstanding between Seller and any Employee.

      (b) Neither Seller nor any Subsidiary maintains nor are any of them obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated Employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

      (c) Each Benefit Plan covers only Employees (or former Employees or beneficiaries with respect to service with Seller in connection with the Business), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

      (d) Neither Seller, the Subsidiaries, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to, on behalf of any Employee, any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

      (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and Seller has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, is in material compliance with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

      (f) Neither Seller nor any Subsidiary is in material default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller or any Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

      (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under
Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

      (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Purchaser or any corporation or organization controlled by or under common control with Purchaser within the meaning of
Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plans. No termination reestablishment or spinoff reestablishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

      (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

      (j) To the Knowledge of Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

      (k) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

      (l) Complete and correct copies of the following documents have been made available to Purchaser prior to the execution of this Agreement:

            (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

            (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

            (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

            (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

            (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

            (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

            (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

      2.12 Tangible Personal Property; Investment Assets.

      (a) Seller and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all the tangible personal property used in connection with the Business, which includes all tangible personal property reflected on the balance sheet included in the Business's latest financial statements and tangible personal property acquired since then other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the tangible personal property of Seller and its Subsidiaries that is currently used in the operation of the Business is free and clear of all Liens (other than Bank Liens) and is in operating condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

      (b) Section 2.12(b) of the Disclosure Schedule describes each Investment Asset included among the Acquired Assets on the date hereof. Except as disclosed on the Disclosure Schedule, all such Investment Assets are owned by Seller free and clear of all Liens (other than Bank Liens).

      2.13 Intellectual Property Rights. Seller and its Subsidiaries have interests in or use only the Intellectual Property disclosed in Section 2.13 of the Disclosure Schedule in connection with the conduct of the Business, each of which Seller and its Subsidiaries either have all right, title and interest in or valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 2.13 of the Disclosure Schedule, (i) Seller has the exclusive right to use the Intellectual Property disclosed in Section 2.13 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Seller and its Subsidiaries in respect of such Intellectual Property, (iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Business, (vi) Seller and its Subsidiaries are not, nor have any of them received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Neither Seller nor any Subsidiary has received notice that it is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, Seller and its Subsidiaries are not infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

      2.14 Contracts.

      (a) Section 2.14(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Purchaser prior to the execution of this Agreement) to which Seller or any Subsidiary is a party or by which any of the Acquired Assets or Assumed Liabilities are bound:

            (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller or any Subsidiary to engage in any business activity or compete with any Person in connection with the Business or, prohibiting or limiting the ability of any Person to compete with Seller or any Subsidiary in connection with the Business;

            (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

            (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom Seller or any Subsidiary deals in connection with the Business;

            (v) all Contracts relating to the future disposition or acquisition of any Acquired Assets or Assumed Liabilities other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

            (vi) all collective bargaining or similar labor Contracts covering any Employee; and

            (vii) all other Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 2.16 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller or any Subsidiary of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Seller or any Subsidiary.

      (b) Each Contract required to be disclosed in Section 2.14(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; neither Seller, nor any Subsidiary, nor to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract in any material respect.

      (c) Except as disclosed in Section 2.14(c) of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any Subsidiary or any of their Assets and Properties under, any Business Contract.

      2.15 Licenses. Section 2.15 of the Disclosure Schedule contains a true and complete list of all Licenses (and all pending applications for any such Licenses) used in or necessary for the operation of the Business. Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business; each Business License is valid, binding and in full force and effect; neither Seller nor any Subsidiary is, nor have any of them received any notice that it is, in default under any Business License.

      2.16 Insurance. Section 2.16 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets and Properties. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not nor has any Subsidiary received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither the Seller, nor any Subsidiary, nor the Person to whom such insurance policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

      2.17 Employees; Labor Relations.

      (a) Section 2.17(a) of the Disclosure Schedule contains a list of the name of each Employee having an annual base salary or wages of at least $50,000 at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Seller has not received any information that would lead it to believe that a material number of such Employees will or may cease to be Employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

      (b) Except as disclosed in Section 2.17(b) of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller or any Subsidiary with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since January 1, 1995, there has been no work stoppage, strike or other concerted action by employees of Seller or any Subsidiary engaged in the Business. During that period, Seller and its Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

      218 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets and Properties. Each of such Licenses is in full force and effect. Seller and its Subsidiaries have conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.18 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by Seller or any Subsidiary to have any License required under applicable

      Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and to the Knowledge of Seller there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

            (b) Neither Seller nor any Subsidiary owns, operates or leases a treatment, storage or disposal facility on any of the Real Property requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility during any period that Seller or any Subsidiary owned, operated or leased such property.

            (c) Neither Seller nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against Seller or any Subsidiary or the Business.

            (d) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by Seller nor any Subsidiary at any location other than those identified in writing to the Purchaser by the Seller.

            (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller or any Subsidiary, and no site or facility now or previously owned, operated or leased by Seller or any Subsidiary on any of the Real Property is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or cleanup.

            (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller or any Subsidiary on any of the Real Property, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, and neither Seller nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the Real Property on which such site or facility is located.

            (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller or any Subsidiary in relation to any site or facility now or previously owned, operated or leased by Seller or any Subsidiary on any of the Real Property which have not been delivered to Purchaser prior to the execution of this Agreement.

      2.19 Substantial Customers and Suppliers. Seller has provided Purchaser with full access to its Books and Records concerning the material customers of the Business and the material suppliers of the Business. In addition, Seller has provided Purchaser with (i) a list of the twenty-five (25) largest customers (by sales volume) of the Business for Seller's 1995 and 1996 fiscal years, and (ii) a list of the twenty-five (25) largest suppliers (by purchases) of the Business for Seller's 1996 fiscal year. Except as disclosed in Section 2.19(a) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Business since the Seller's latest financial statements date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

      2.20 Accounts Receivable. Except as set forth in Section 2.20 of the Disclosure Schedule, the Accounts Receivable, net of any associated reserves reflected in the Closing Balance Sheet, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Seller's latest audited financial statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of Seller or any Subsidiary. Section 2.20 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable (the "Security Agreements"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Seller or any Subsidiary a perfected security interest in the related collateral, have been taken.

      2.21 Inventory. All the Inventory of Seller and its Subsidiaries, net of any associated reserves reflected in the Closing Balance Sheet, consists of a quality usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage and damage. Except as set forth in Section 2.21 of the Disclosure Schedule, all items included in the Inventory are the property of Seller and its Subsidiaries, free and clear of any Lien (other than Bank Liens), have not been pledged as collateral, are not held by Seller or any Subsidiary on consignment from others.

      2.22 Real Property. (a) Section 2.22(a) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by Seller or any Subsidiary (as lessor or lessee) and used or held for use in connection with the Business.

      (b) Neither Seller nor any Subsidiary owns any Real Property.

      (c) Seller and its Subsidiaries have a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in Section 2.22(a) of the Disclosure Schedule for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and its Subsidiaries and, of each other Person that is a party thereto, and except as set forth in Section 2.22(c) of the Disclosure Schedule, there is no, nor has Seller or any Subsidiary received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Seller does not owe and no Subsidiary owes any brokerage commissions with respect to any such leased space.

      (d) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property, and (ii) all Real Property Leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property subject to the Real Property Leases described in Section 2.22(a) of the Disclosure Schedule.

      (e) Except as disclosed in Section 2.22(e) of the Disclosure Schedule, the Improvements are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of the Real Property or the Improvements.

      (f) Except as disclosed in Section 2.22(f) of the Disclosure Schedule, no tenant or other party in possession of any of the real properties subject to the Real Property Leases described in Section 2.22(a) of the Disclosure Schedule has any right to purchase, or holds any right of first refusal to purchase, such properties.

      2.23 Affiliate Transactions. Except as disclosed in Section 2.23(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of either Seller or Acorn or any Subsidiary provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in
Section 2.23(a) of the Disclosure Schedule, each of the transactions listed in
Section 2.23(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

      2.24 Vehicles. Section 2.24 of the Disclosure Schedule contains a true and complete list of all Vehicles owned or leased by Seller or any Subsidiary and used or held for use in the conduct of the Business. Except as disclosed in
Section 2.24 of the Disclosure Schedule, Seller and its Subsidiaries have good and valid title to, or have valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens other than Permitted Liens and Bank Liens.

      2.25 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment, other than Bourne & Co. whose fees and expenses shall be the responsibility of Seller and Acorn.

      2.26 Books and Records. Except as set forth in Section 2.26 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

      2.27 No Guarantees. None of the Liabilities of the Business or of Seller or any Subsidiary incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person (including Acorn), nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller sells goods or provides services in the conduct of the Business or with whom Seller otherwise has significant business relationships in the conduct of the Business.

      2.28 Entire Business. The sale of the Acquired Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller in the conduct of the Business.

      2.29 Subsidiaries. Section 2.29 of the Disclosure Schedule lists the name of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Section 2.29 of the Disclosure Schedule, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.29 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by Seller and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by Seller or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. Section 2.29 of the Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in Section 2.29 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by Seller or Subsidiaries wholly owned by Seller free and clear of all Liens (other than Bank Liens). Except as disclosed in
Section 2.29 of the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, subscription rights, contracts, calls, puts or other agreements or commitments providing for the acquisition or disposition of any capital stock with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 2.29 of the Disclosure Schedule. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

      2.30 Disclosure. All material facts relating to the Condition of the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate or other writing furnished to Purchaser pursuant to this Agreement (including without limitation the financial statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IIA

                     REPRESENTATIONS AND WARRANTIES OF ACORN

      Acorn hereby represents and warrants to Purchaser as follows:

      2A.1 Organization. Acorn is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acorn has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

      2A.2 Authority. The execution and delivery by Acorn of this Agreement, and the performance by Acorn of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Acorn, no other corporate action on the part of Acorn or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Acorn and constitutes the legal, valid and binding obligation of Acorn enforceable against Acorn in accordance with its terms.

      2A.3 No Conflicts. The execution, delivery and performance by Acorn of this Agreement do not and will not conflict with or result in a violation or breach of the provisions of (a) the certificate of incorporation or bylaws of Acorn or (b) any Law or Order applicable to Acorn or any of its Assets and Properties.

      2A.4 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Acorn, threatened against, relating to or affecting Acorn or any of its Assets and

      Properties which could reasonably be expected to result in the issuance of an Order restraining or enjoining the consummation of any of the transactions contemplated hereby.

      2A.5 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Acorn is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2A.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acorn directly with Purchaser without the intervention of any Person on behalf of Acorn in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment, other than Bourne & Co. whose fees and expenses shall be the responsibility of Seller and Acorn.

      2A.7 Disclosure. To the best knowledge of Acorn, all material facts relating to the Condition of the Business have been disclosed to Purchaser in or in connection with this Agreement. Acorn is unaware of any facts which would cause any representation or warranty contained in this Agreement, or any statement contained in the Disclosure Schedule or in any certificate or other writing furnished to Purchaser pursuant to this Agreement (including without limitation the financial statements), to contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller and Acorn as follows:

      3.1 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

      3.2 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its members being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

      3.3 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Operative Agreements do not and will not conflict with or result in a violation or breach of the provisions of (a) the operating agreement of Purchaser or (b) any Law or Order applicable to Purchaser or any of its Assets and Properties.

      3.4 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining enjoining the consummation of any of the transactions contemplated hereby.

      3.5 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

      3.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller and Acorn without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or Acorn for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                          COVENANTS OF SELLER AND ACORN

      Seller and Acorn covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and in the case of Section 4.7 for the period specified therein, Seller will comply with and Acorn shall cause Seller to comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

      4.1 Regulatory and Other Approvals. Seller will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Section 2.3(c) of the Disclosure Schedule, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      4.2 Investigation by Purchaser. Seller will (a) provide Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Employees and such other officers, employees and agents of Seller and its Subsidiaries who have any responsibility for the conduct of the Business, to Seller's accountants and to the Acquired Assets and Assumed Liabilities, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Business Contracts, Business Licenses, Benefit Plans and other Business Books and Records) concerning the Business, the Acquired Assets and Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

      4.3 No Solicitations. Neither Seller nor Acorn will take, nor will either of them permit any Affiliate or any Subsidiary (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, Acorn or any such Affiliate or any Subsidiary) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of Seller or any Subsidiary) any offer or inquiry from any Person concerning the direct or indirect acquisition of the Business other than Purchaser or its Affiliates.

      4.4 Conduct of Business. Seller will, and will cause each Subsidiary to, operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will, and will cause each Subsidiary to:

            (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees,
      (iii) maintain the Assets and Properties in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom Seller or any Subsidiary sells goods or provides services or with whom Seller or any Subsidiary otherwise has significant business relationships in connection with the Business and (v) continue all current sales, marketing and promotional activities relating to the Business;

            (b) except to the extent required by applicable Law, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller or any Subsidiary that would adversely affect the Business, the Assets and Properties or the Assumed Liabilities;

            (c) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section
      2.16 of the Disclosure Schedule, and (ii) cause any and all benefits under such Contracts paid or payable with respect to the Acquired Assets or Assumed Liabilities or the Business to be paid to Seller or any Subsidiary; and

            (d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

      4.5 Certain Restrictions. Seller will, and will cause each Subsidiary to, refrain from:

            (a) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien (other than a Permitted Lien or Bank
      Lien) on, any Acquired Assets used or held for use in connection with the Business and individually or in the aggregate with other such Assets and Properties material to the Condition of the Business;

            (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract or any Business License;

            (c) other than in the ordinary course of business consistent with past practice, incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Liability of or owing to Seller or any Subsidiary in connection with the Business in an aggregate principal amount exceeding $50,000;

            (d) engaging with any Person in any Business Combination, unless such Person agrees in a written instrument to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

            (e) engaging in any transaction with respect to the Business with any officer, director or Affiliate of Seller or any Subsidiary, outside the ordinary course of business consistent with past practice other than on an arm's-length basis;

            (f) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $50,000; or

            (g) entering into any Contract to do or engage in any of the foregoing.

      4.6 Delivery of Books and Records, etc.; Removal of Property. (a) On the Closing Date, Seller will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Books and Records and such other Acquired Assets and Assumed Liabilities as are in Seller's or any Subsidiary's possession at other locations, and if at any time after the Closing Seller discovers in its or any Subsidiary's possession or under its or any Subsidiary's control any other Business Books and Records or other Acquired Assets and Assumed Liabilities, it will forthwith deliver such Business Books and Records or other Acquired Assets and Assumed Liabilities to Purchaser.

      (b) Within sixty (60) days after the Closing Date, Seller shall remove all Assets and Properties not being sold to Purchaser hereunder from the Real Property and Improvements.

Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such Assets and Properties. Seller shall be responsible for all repairs to the Real Property and Improvements due to damage caused by Seller and its employees and agents in connection with the removal of Seller's Assets and Properties.

      4.7 Noncompetition. (a) Each of Seller and Acorn will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

            (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an employee of Purchaser or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by Purchaser or any of its Affiliates after the Closing Date;

            (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates;

            (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business; or

            (iv) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended, or as specifically set forth on Section
      4.7 of the Disclosure Schedule), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised more than a de minimis portion of the Business on the Closing Date in any jurisdiction or country in which Seller participates or engages in such lines of business on the Closing Date.

      (b) Each of Seller and Acorn will, for a period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employing, engaging or seeking to employ or engage either W. Paul Donovan or Robert G. Adams.

      (c) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

      (d) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller and Acorn hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

      4.8 Employee Matters. Except as may be required by Law, Seller will, and will cause each Subsidiary to, refrain from directly or indirectly:

            (a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

            (b) making any increase in the salary, wages or other compensation of any Employee whose annual salary is or, after giving effect to such change, would be $50,000 or more;

            (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

            (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

      Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

      4.9 Fulfillment of Conditions. Seller and Acorn will execute and deliver at the Closing each Operative Agreement that Seller or Acorn is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

      4.10 Employees: Employee Benefits.

      (a) Offers of Employment. Purchaser shall offer employment to commence on the Closing Date to such employees of the Business employed by Seller immediately prior to the Closing Date as will be set forth on Section 4.10(a)(1) of the Disclosure Schedule to be delivered by Purchaser prior to Closing, on substantially the same terms and conditions of their employment with Seller immediately prior to the Closing Date, except as set forth on Section 4.10(a)(2) of the Disclosure Schedule. Purchaser shall assume no liability of any kind with respect to any employee of Seller not so set forth. Such employment, if accepted, shall commence immediately upon the Closing Date and shall be deemed to have occurred with no interruption or break in service and no termination of employment. Employees who accept such offer shall be referred to as "Transferred Employees." Purchaser shall immediately notify Seller of any employees that do not accept Purchaser's offer of employment. Employees listed on Section 4.10(b) of the Disclosure Schedule to be delivered by Purchaser prior to Closing, employees who do not accept such offer of employment and all employees not listed on either Section 4.10(a)(1) or Section 4.10(b) of the Disclosure Schedule shall be referred to as "Excluded Employees." Nothing contained in this

Agreement shall limit or restrict in any manner the ability or authority of Purchaser or any subsidiary to terminate the employment of any person employed by Purchaser on or after the Closing Date.

      (b) Termination of Excluded Employees: Cobra. Immediately prior to the Closing Date, Seller shall terminate all of the employees not set forth on
Section 4.10(a) of the Disclosure Schedule to be delivered by Purchaser prior to Closing, including but limited to all employees set forth on section 4.10(b) of the Disclosure Schedule to be delivered by Purchaser prior to Closing. Seller shall be responsible for providing all notices to employees for all terminations occurring prior to the Closing Date pursuant to Section 4980B of the Code ("Cobra") and any payments or benefits required pursuant to such law or on account of violation of any requirement of such laws by Seller.

      (c) Transfer of Plan Sponsorship. Effective on the Closing Date, Purchaser shall assume sponsorship of all of the Benefit Plans. Except as set forth on
Section 4.10(a)(2) of the Disclosure Schedule, Transferred Employees shall be provided with benefits under the Benefit Plans with no interruption or break in service. Except as otherwise set forth in this Section 4.10 and except for any severance or similar benefits which will remain obligations of the Seller, Excluded Employees shall be provided benefits under the Benefit Plans as if they had terminated their employment effective on the Closing Date. Former employees of Seller and their families who are receiving benefits pursuant to Cobra or under the Seller's 401(k) plan shall continue to participate and receive benefits pursuant to applicable Law.

      4.11 Artwork. Prior to the Closing, Seller shall submit to Purchaser a written appraisal of all of the works of art referred to in Section 1.1(b)(i) of the Disclosure Schedule, prepared by an appraiser mutually acceptable to Seller and Purchaser. Notwithstanding Section 1.1(b)(i) hereof, any such work of art that is either (a) so valued at less than $500, (b) not covered by the written appraisal, or (c) designated as an Acquired Asset by Purchaser shall be an Acquired Asset as described herein. The appraised value of any work of art so designated by Purchaser shall be added to the Closing Payment to be paid at Closing. Any works of art that constitute Excluded Assets at Closing shall be replaced by Seller, at the sole cost of Seller and Acorn, with suitable corporate artwork acceptable to Purchaser, and any and all damage or impairment of appearance caused by the removal of such Excluded Assets (including but not limited to fading of surrounding wallpaper) shall be promptly repaired by Seller, at the sole cost of Seller and Acorn.

                                    ARTICLE V

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

      The obligations of Purchaser hereunder to purchase the Acquired Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

      5.1 Representations and Warranties. Each of the representations and warranties made by Seller and Acorn in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

      5.2 Performance. Seller and Acorn shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller, its Subsidiaries and Acorn at or before the Closing.

      5.3 Officers' Certificates. Seller shall have delivered to Purchaser certificates, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of each of Seller and Acorn, substantially in the form and to the effect of Exhibit D-1 and Exhibit D-2 hereto, and certificates, dated the Closing Date and executed by the Secretary or any Assistant Secretary of each of Seller and Acorn, substantially in the form and to the effect of Exhibit E-1 and Exhibit E-2 hereto.

      5.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

      5.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

      5.6 Third Party Consents. The consents (or in lieu thereof waivers) (i) listed in Section 5.6 of the Disclosure Schedule and (ii) all other consents (or in lieu thereof waivers) to the performance by Seller and Acorn of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Seller or its Subsidiaries is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (in the case of clause (ii) above) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Acquired Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

      5.7 Real Property Leases. For each of the Real Property Leases described in Section 5.7 of the Disclosure Schedule, Seller shall have delivered to Purchaser an estoppel certificate and consent to assignment from the lessor thereunder in form and substance reasonably satisfactory to Purchaser.

      5.8 Deliveries. Seller shall have delivered to Purchaser the General Assignment and the other Assignment Instruments.

      5.9 Proceedings. All proceedings to be taken on the part of Seller and Acorn in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      5.10 Review Letter. Purchaser shall have received a letter from Ernst & Young LLC describing the procedures it followed in its review of the consolidating numbers relating to Seller, in form and substance satisfactory to Purchaser, with respect to the financial statements referred to in Section 2.5(a).

      5.11 Consulting and Support Services Agreement. Acorn shall have entered into a Consulting and Support Services Agreement with Purchaser substantially in the form of Exhibit I attached hereto.

      5.12 Insurance. Purchaser shall have received insurance coverage with respect to workers compensation and other commercial risks on terms reasonably satisfactory to Purchaser; provided, however, that Purchaser shall use commercially reasonable efforts to obtain such coverage.

      5.13 Congress Loan Facility. The assignment to, and the assumption by, Purchaser of the Congress Loan Facility, and the refinancing thereof, shall have been completed on terms satisfactory to the Purchaser.

      5.14 Employee Schedules. Sections 4.10(a)(i) and 4.10(b) of the Disclosure Schedule shall be in form and substance satisfactory to Purchaser in its sole discretion.

      5.15 NITEC Stock. Robert G. Adams shall have transferred all of the capital stock of NITEC (S.A. de C.V.) not owned by Seller to Purchaser or its designee, free and clear of all Liens.

                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller hereunder to sell the Acquired Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

      6.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

      6.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

      6.3 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Purchaser, substantially in the form and to the effect of Exhibit F hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit G hereto.

      6.4 Deliveries. Purchaser shall have delivered to Seller the Assumption Agreement and the other Assumption Instruments.

      6.5 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Seller or Acorn.

      6.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, Seller and Acorn to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given and (b) shall be in full force and effect.

      6.7 Consulting and Support Services Agreement. Purchaser shall have entered into a Consulting and Support Services Agreement with Acorn substantially in the form of Exhibit I attached hereto.

                                   ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

      7.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Seller and Acorn and Purchaser contained in this Agreement shall survive for a period of one year after the Closing and in the case of Section 4.7 for the period stated therein.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Tax Indemnification.

      (a) After the Closing Date, Seller shall indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, Losses, damages and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to:

            (i) all Taxes of Seller or of any Affiliate of Seller whenever imposed, to the extent that such Taxes are not included as Assumed Liabilities;

            (ii) all Taxes or Tax liability related to the Acquired Assets or the Business for (x) any taxable period ending prior to the Closing Date and (y) for that portion of any taxable period that includes the Closing Date that ends on the Closing Date in an amount equal to the tax liability that would have resulted had the Closing Date been last day of the period and had the Seller's books been closed on such date, other than in the case of (x) and (y) Taxes taken into account as liabilities in the computation of Net Working Capital. With respect to any taxable period that includes the Closing Date, Taxes which cannot be directly attributed to the period ending on the Closing Date or the period commencing after the Closing Date will be allocated pro rata per day between the period ending on the Closing Date and the period commencing after the Closing Date; and

            (iii) any Taxes incurred in connection with the transactions contemplated by this Agreement.

      (b) Seller shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees, arising out of or in connection with the transactions effected pursuant to this Agreement and shall, jointly and severally, indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, Losses, damages and reasonable out-of-pocket expenses and costs resulting from, arising out of or relation to such Taxes.

      8.2 Other Indemnification.

      (a) Subject to paragraph (e) of this Section and the other Sections of this Article VIII, Seller shall indemnify the Purchaser and its officers, directors, members, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or (ii) a Retained Liability; provided, however, that Seller shall have no such indemnity obligation with respect to any misrepresentation or breach of warranty to the extent but only to the extent that such Loss is specifically reflected in the Adjusted Closing Statement.

      (b) Seller shall:

            (i) indemnify, defend and hold harmless Purchaser and each of its directors, officers, partners, employees, Affiliates, agents and members from and against any and all Losses, damages, liabilities, costs (including attorney's, consultant's or expert's fees) and claims related to (x) violation of any Environmental Law prior to the Closing Date; (y) the generation, release, migration, presence, use, storage, treatment, handling, transportation or disposal, prior to the Closing Date, of any Hazardous Material on or from the property constituting any part of the Acquired Assets or any other location; or (z) the condition of the property on which Seller's Business is operated and the adjacent properties prior to the Closing Date or Seller's or any Subsidiary's activities prior to the Closing Date;

            (ii) reimburse Purchaser and each of its directors, officers, employees, Affiliates, agents and members for any and all reasonable out-of-pocket fees, costs and expenses of any kind directly related to any of the matters described in (i) above, including without limitation any and all legal fees, costs and expenses of any kind incurred in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim; and

            (iii) indemnify, defend and hold harmless Purchaser and each of its directors, officers, employees, Affiliates, agents and members from and against any and all Losses, damages, liabilities, costs and claims relating to any Intellectual Property, whether or not Known to Seller, not disclosed in Section 2.13 of the Disclosure Schedule that is used or necessary in the conduct of the Business.

      (c) Subject to paragraph (e) and the other Sections of this Article VIII, Acorn shall indemnify the Purchaser and its officers, directors, members, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Acorn contained in this Agreement.

      (d) Subject to paragraph (e) and the other Sections of this Article VIII, Purchaser shall indemnify Seller and its officers, directors, stockholders, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, (ii) an Assumed Liability, or (iii) the operation of the Business after the Closing.

      (e) In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under this Article VIII (an "Indemnity Claim"), then such party (an "Indemnified Party") shall give written notice to the Purchaser or Seller or Acorn, as the case may be (the "Indemnifying Party"), of such Indemnity Claim, and such Indemnifying Party shall have the right to join in the defense of said Indemnity Claim at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such Indemnity Claim, except that, (i) in such case, the Indemnified Party shall have the right to join in the defense of said Indemnity Claim at its own cost and expense and (ii) the Indemnifying Party may not take over the defense of a Claim concerning Taxes if resolution of the Claim could materially affect Taxes payable by Purchaser for which Purchaser would not be indemnified by Seller or Acorn.

      8.3 Liability Threshold. Notwithstanding any provision to the contrary herein, no party shall make any claim against another party for any breach of representations and warranties or of any covenant or agreement under this Agreement (other than Sections 2.8 and 8.1) with respect to any such breach, unless the amount of the loss for such breach shall exceed $50,000, in which event the indemnified party shall be entitled to claim indemnity for the full amount of such losses.

                                   ARTICLE IX

                                   DEFINITIONS

      9.1 Definitions.

      (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

            "Accounts Receivable" means all trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the Security Agreements related thereto, including any rights of Seller or any Subsidiary with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith.

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Actual Closing Indebtedness" means the principal amount and accrued interest of any and all amounts outstanding under, and any and all fees, expenses, prepayment penalties (accrued up to the Closing Date or as a result of the consummation of the transactions contemplated hereby) and other amounts with respect to, Indebtedness (A) of Seller or Acorn assumed by Purchaser on the Closing Date and (B) of any Subsidiary, including without limitation the Congress Loan Facility.

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Assumed Benefit Obligations" means all liabilities of Purchaser pursuant to Section 4.10 hereof.

            "Bank Liens" means all Liens established pursuant to the terms of the Congress Loan Facility.

            "Benefit Plan" means any Plan established by Seller or any Subsidiary, or any predecessor or Affiliate of Seller or any Subsidiary, existing at the Closing Date or prior thereto, to which Seller or any Subsidiary contributes or has contributed within five (5) years before the Closing Date on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Acquired Assets and Assumed Liabilities of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, copies of the minute books, copies of stock certificates and books, copies of stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans, if any.

            "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

            "Business Contracts" means all Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business, including without limitation Contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

            "Business Licenses" means all Licenses (including applications therefor) utilized in the conduct of the Business, including but not limited to the Licenses listed in Section 2.15 of the Disclosure Schedule.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

            "Closing" means the closing of the transactions contemplated by
      Section 1.4.

            "Closing Date" means (a) August 18, 1997, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Business.

            "Congress Loan Facility" means the Loan Agreement and Security dated as of December 30, 1996, as amended by the First Amendment dated as of March 31, 1997, between Seller and Congress Financial Corporation (Western).

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Defined Benefit Plan" means each Benefit Plan which is subject to
      Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

            "Employee" means each employee, officer or consultant of Seller and its Subsidiaries engaged in the conduct of the Business.

            "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Hazardous Material" means (A) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

            "Improvement" means all buildings, structures, facilities, fixtures and other improvements to the Real Property.

            "Indebtedness" of any Person means all obligations of such Person
      (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Inventory" means all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of the Seller).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge of Seller" or "Known to Seller" means the knowledge of any executive officer or director of Seller or of Acorn.

            "Law" or "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

            "Net Working Capital" means the difference between total current assets and total current liabilities, calculated in accordance with the methodology set forth on Exhibit I attached hereto.

            "NPL" means the National Priorities List under CERCLA.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,
      (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Condition of the Business.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401(a) of the Code.

            "Real Property Leases" means (A) the leases and subleases of real property described in Section 2.22(a) of the Disclosure Schedule as to which Seller is the lessor or sublessor and (B) the leases and subleases of real property described in Section 2.22(a) of the Disclosure Schedule as to which Seller or any Subsidiary is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.11(a) of the Disclosure Schedule.

            "Subsidiary" means any Person in which Seller, directly or indirectly through Subsidiaries or otherwise, beneficially owns fifty percent (50%) or more of either the equity interests in, or the voting control of, such Person.

            "Tax Returns" means any report, return, or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority by Seller or any Subsidiary with respect to Taxes including, where permitted or required, combined or consolidated returns for any group that includes Seller or any Subsidiary.

            "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties (civil or criminal) on or additions to any taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

            "Vehicle" means all motor vehicles owned or leased by Seller or any Subsidiary and used or held for use primarily in the conduct of the Business, including but not limited to the vehicles listed in Section 2.24 of the Disclosure Schedule.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day delivered to the addressee, if delivery is by a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and addressed as follows:

            IF TO SELLER OR ACORN, TO:




            Acorn Products, Inc.

            c/o Gibson, Dunn & Crutcher LLP

            200 Park Avenue

            New York, New York  10166

            Facsimile:  (212) 351-5247

            Attn:  Conor D. Reilly

            With a copy to:

            Acorn Products, Inc.

            500 Dublin Avenue

            Columbus, Ohio 43216-1930

            Facsimile:  (614) 222-4437

            Attn:  J. Mitchell Dolloff




      IF TO PURCHASER, TO:



            McGUIRE-NICHOLAS COMPANY, LLC

            c/o Kirkland Messina LLC

            11100 Santa Monica Boulevard, Suite 825

            Los Angeles, California  90025

            Facsimile No.:  (310) 445-6522

            Attn:  Dana D. Messina




            With a copy to:

            Milbank, Tweed, Hadley & McCloy

            601 South Figueroa Street, 30th Floor

            Los Angeles, California  90017

            Facsimile No.:  (213) 629-5063

            Attn:  Eric H. Schunk

      10.2 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. Seller and Acorn, jointly and severally, shall indemnify Purchaser and its officers, directors, employees, agents, stockholders and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, occurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of Seller to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement except with respect to any such Losses resulting from, arising out of or relating to any of the Assumed Liabilities.

      10.3 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto.

      10.4 Expenses. Whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements.

      10.5 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals under this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

      10.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      10.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      10.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.

      10.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may without consent of any other party assign any or all of its rights, interests and obligations hereunder (including without limitation its rights to indemnity under Article VIII) (i) to a wholly-owned subsidiary or to an Affiliate of Kirkland Messina LLC or to a subsequent assignee of the Acquired Assets, provided that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein with respect to such Acquired Assets assigned to it and Assumed Liabilities assumed by it, but no such assignment referred to in clause (b) (i) shall relieve Purchaser of its obligations hereunder, and (ii) for the purpose of granting a security interest to any person(s) lending money to or having a credit arrangement with Purchaser or the Business (or any trustee, collateral agent, or other person acting as agent on behalf of such person(s)). Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      10.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      10.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable.

      10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      10.14 Termination. Upon notice to the other party, either party may terminate this Agreement after September 18, 1997, if the Closing shall not have occurred by such date, with no further liability or obligation hereunder; provided, however, that any such termination shall not excuse any party from breach or default hereunder.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                   "Purchaser"



                                          McGUIRE-NICHOLAS COMPANY, LLC,

                                          a Delaware limited liability company



                                          By:    /s/ Ed Plummer
                                             -----------------------------------
                                               Name:  Ed Plummer
                                               Title:  Chairman of the Board



                                    "Seller"



                                          McGUIRE-NICHOLAS COMPANY, INC.,

                                          a California corporation



                                          By:    /s/ Conor D. Reilly
                                             -----------------------------------
                                               Name:  Conor D. Reilly
                                               Title:  Chairman of the Board



                                     "Acorn"



                                          ACORN PRODUCTS, INC.

                                          a Delaware corporation



                                          By:    /s/ Conor D. Reilly
                                             -----------------------------------
                                               Name:  Conor D. Reilly
                                               Title:  Chairman of the Board